        FINANCIAL STATEMENTS
        PAGE 1
	AMERICAN ELECTRIC POWER COMPANY, INC.
	BALANCE SHEET
	MARCH 31, 1997
	(UNAUDITED)

                                                    (in thousands)
ASSETS
PROPERTY AND INVESTMENTS:
  Investment in Subsidiaries . . . . . . . . . . . .  $4,616,393
  Investment in Ohio Valley Electric Corporation . .       4,082
  Property . . . . . . . . . . . . . . . . . . . . .         312

      TOTAL PROPERTY AND INVESTMENTS . . . . . . . .   4,620,787

CURRENT ASSETS:
  Cash and Cash Equivalents. . . . . . . . . . . . .          22
  Accounts Receivable. . . . . . . . . . . . . . . .         946
  Prepayments. . . . . . . . . . . . . . . . . . . .         135

      TOTAL CURRENT ASSETS . . . . . . . . . . . . .       1,103

DEFERRED CHARGES . . . . . . . . . . . . . . . . . .      16,438

               TOTAL . . . . . . . . . . . . . . . .  $4,638,328



        FINANCIAL STATEMENTS
        PAGE 2
	AMERICAN ELECTRIC POWER COMPANY, INC.
	BALANCE SHEET
	MARCH 31, 1997
	(UNAUDITED)
                                                        (in thousands)
CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
  Common Stock - Par Value $6.50:
    Authorized - 300,000,000 Shares. . . . . . . . . . .
    Outstanding - 197,709,992 Shares
    of which 8,999,992 shares were held in the treasury.  $1,285,115
  Paid-in Capital. . . . . . . . . . . . . . . . . . . .   1,731,695
  Retained Earnings. . . . . . . . . . . . . . . . . . .   1,607,776
      Total Common Shareholders' Equity. . . . . . . . .   4,624,586


CURRENT LIABILITIES:
  Short-term Debt. . . . . . . . . . . . . . . . . . . .      12,325
  Accounts Payable . . . . . . . . . . . . . . . . . . .         324
  Interest Accrued . . . . . . . . . . . . . . . . . . .          10
  Other. . . . . . . . . . . . . . . . . . . . . . . . .       1,020

      TOTAL CURRENT LIABILITIES. . . . . . . . . . . . .      13,679

DEFERRED CREDITS . . . . . . . . . . . . . . . . . . . .          63

               TOTAL . . . . . . . . . . . . . . . . . .  $4,638,328


        FINANCIAL STATEMENTS
        PAGE 3
	AMERICAN ELECTRIC POWER COMPANY, INC.
	STATEMENT OF INCOME
	TWELVE MONTHS ENDED MARCH 31, 1997
	(UNAUDITED)
                                             (in thousands)
INCOME:
  Equity in Subsidiaries' Earnings . . . . .      $586,547
  Ohio Valley Electric
    Corporation Dividends. . . . . . . . . .           594

         TOTAL INCOME. . . . . . . . . . . .       587,141

EXPENSES:
  Administrative and General . . . . . . . .         5,474
  Taxes Other Than Federal Income Taxes. . .            21
  Interest . . . . . . . . . . . . . . . . .         1,666

         TOTAL EXPENSES. . . . . . . . . . .         7,161

NET INCOME . . . . . . . . . . . . . . . . .      $579,980



        FINANCIAL STATEMENTS
        PAGE 4
	AMERICAN ELECTRIC POWER COMPANY, INC.
	STATEMENT OF RETAINED EARNINGS
	TWELVE MONTHS ENDED MARCH 31, 1997
	(UNAUDITED)
               (in thousands)
BALANCE AT BEGINNING OF PERIOD . . . . . . . . . . . . . . . . . . . .    $1,477,852

NET INCOME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       579,980

DEDUCTIONS:
  Cash Dividends Declared. . . . . . . . . . . . . . . . . . . . . . .       450,313
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (257)

BALANCE AT END OF PERIOD . . . . . . . . . . . . . . . . . . . . . . .    $1,607,776

        FINANCIAL STATEMENTS
        PAGE 5
	AMERICAN ELECTRIC POWER COMPANY, INC.
	AND SUBSIDIARY COMPANIES
	CONSOLIDATED BALANCE SHEET
	MARCH 31, 1997
	(UNAUDITED)
                                                    (in thousands)
ASSETS
ELECTRIC UTILITY PLANT:
  Production . . . . . . . . . . . . . . . . . . . . $ 9,353,218
  Transmission . . . . . . . . . . . . . . . . . . .   3,379,638
  Distribution . . . . . . . . . . . . . . . . . . .   4,432,353
  General (including mining assets and nuclear fuel)   1,506,921
  Construction Work in Progress. . . . . . . . . . .     395,070
      Total Electric Utility Plant . . . . . . . . .  19,067,200
  Accumulated Depreciation and Amortization. . . . .   7,650,991

      NET ELECTRIC UTILITY PLANT . . . . . . . . . .  11,416,209

OTHER PROPERTY AND INVESTMENTS . . . . . . . . . . .     917,497

CURRENT ASSETS:
  Cash and Cash Equivalents. . . . . . . . . . . . .      86,083
  Accounts Receivable (net). . . . . . . . . . . . .     577,077
  Fuel . . . . . . . . . . . . . . . . . . . . . . .     215,067
  Materials and Supplies . . . . . . . . . . . . . .     246,168
  Accrued Utility Revenues . . . . . . . . . . . . .     153,941
  Prepayments. . . . . . . . . . . . . . . . . . . .     129,444

      TOTAL CURRENT ASSETS . . . . . . . . . . . . .   1,407,780

REGULATORY ASSETS. . . . . . . . . . . . . . . . . .   1,871,497

DEFERRED CHARGES . . . . . . . . . . . . . . . . . .     292,707

               TOTAL . . . . . . . . . . . . . . . . $15,905,690


        FINANCIAL STATEMENTS
        PAGE 6
	AMERICAN ELECTRIC POWER COMPANY, INC.
	AND SUBSIDIARY COMPANIES
	CONSOLIDATED BALANCE SHEET
	MARCH 31, 1997
	(UNAUDITED)
                                                    (in thousands)
CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
  Common Stock - Par Value $6.50; Shares
    Authorized - 300,000,000; Shares Issued -
    197,709,992, of which 8,999,992 were held
    in the treasury. . . . . . . . . . . . . . . . . $ 1,285,115
  Paid-in Capital. . . . . . . . . . . . . . . . . .   1,731,695
  Retained Earnings. . . . . . . . . . . . . . . . .   1,607,776
      Total Common Shareholders' Equity. . . . . . .   4,624,586
  Cumulative Preferred Stocks of Subsidiaries:
    Not Subject to Mandatory Redemption. . . . . . .      46,933
    Subject to Mandatory Redemption. . . . . . . . .     127,605
  Long-term Debt . . . . . . . . . . . . . . . . . .   4,786,636

      TOTAL CAPITALIZATION . . . . . . . . . . . . .   9,585,760

OTHER NONCURRENT LIABILITIES . . . . . . . . . . . .   1,065,046

CURRENT LIABILITIES:
  Preferred Stock and Long-term Debt
    Due Within One Year. . . . . . . . . . . . . . .     344,039
  Short-term Debt. . . . . . . . . . . . . . . . . .     334,318
  Accounts Payable . . . . . . . . . . . . . . . . .     158,749
  Taxes Accrued. . . . . . . . . . . . . . . . . . .     476,480
  Interest Accrued . . . . . . . . . . . . . . . . .     111,530
  Obligations Under Capital Leases . . . . . . . . .      83,827
  Other. . . . . . . . . . . . . . . . . . . . . . .     328,069

      TOTAL CURRENT LIABILITIES. . . . . . . . . . .   1,837,012

DEFERRED INCOME TAXES. . . . . . . . . . . . . . . .   2,621,692

DEFERRED INVESTMENT TAX CREDITS. . . . . . . . . . .     398,168

DEFERRED GAIN ON SALE AND LEASEBACK -
  ROCKPORT PLANT UNIT 2. . . . . . . . . . . . . . .     238,278

DEFERRED CREDITS . . . . . . . . . . . . . . . . . .     159,734

               TOTAL . . . . . . . . . . . . . . . . $15,905,690


        FINANCIAL STATEMENTS
        PAGE 7
	AMERICAN ELECTRIC POWER COMPANY, INC.
	AND SUBSIDIARY COMPANIES
	CONSOLIDATED STATEMENT OF INCOME
	TWELVE MONTHS ENDED MARCH 31, 1997
	(UNAUDITED)
                                             (in thousands)
OPERATING REVENUES . . . . . . . . . . . . .   $5,823,521
OPERATING EXPENSES:
  Fuel and Purchased Power . . . . . . . . .    1,680,474
  Other Operation. . . . . . . . . . . . . .    1,208,598
  Maintenance. . . . . . . . . . . . . . . .      496,803
  Depreciation and Amortization. . . . . . .      603,689
  Taxes Other Than Federal Income Taxes. . .      497,555
  Federal Income Taxes . . . . . . . . . . .      348,574

         TOTAL OPERATING EXPENSES. . . . . .    4,835,693

OPERATING INCOME . . . . . . . . . . . . . .      987,828

NONOPERATING INCOME. . . . . . . . . . . . .        7,848

INCOME BEFORE INTEREST CHARGES AND
  PREFERRED DIVIDENDS. . . . . . . . . . . .      995,676

INTEREST CHARGES . . . . . . . . . . . . . .      375,125

PREFERRED STOCK DIVIDEND REQUIREMENTS
  OF SUBSIDIARIES. . . . . . . . . . . . . .       40,571

NET INCOME . . . . . . . . . . . . . . . . .   $  579,980

AVERAGE NUMBER OF SHARES OUTSTANDING . . . .      187,727

EARNINGS PER SHARE . . . . . . . . . . . . .        $3.09

CASH DIVIDENDS PAID PER SHARE. . . . . . . .        $2.40


        FINANCIAL STATEMENTS
        PAGE 8
	AMERICAN ELECTRIC POWER COMPANY, INC.
	AND SUBSIDIARY COMPANIES
	CONSOLIDATED STATEMENT OF RETAINED EARNINGS
	TWELVE MONTHS ENDED MARCH 31, 1997
	(UNAUDITED)
               (in thousands)
BALANCE AT BEGINNING OF PERIOD . . . . . . . . . . . . . . . . . . . .  $1,477,852

NET INCOME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     579,980

DEDUCTIONS:
  Cash Dividends Declared. . . . . . . . . . . . . . . . . . . . . . .     450,313
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (257)

BALANCE AT END OF PERIOD . . . . . . . . . . . . . . . . . . . . . . .  $1,607,776